Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 123 and Amendment No. 126 to the Registration Statement on Form N-1A of GraniteShares ETF Trust regarding the Prospectus and Statement of Additional Information of GraniteShares YieldBOOST Single Stock Universe ETF and GraniteShares YieldBOOST TopYielders ETF, each a series of GraniteShares ETF Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 8, 2025